Exhibit 99.1

General Catalyst Global Resilience Merger Corp. Announces Pricing of
$350 Million Initial Public Offering

BOSTON, MASSACHUSETTS, April 29, 2026 -- (GLOBE NEWSWIRE) -- General Catalyst Global Resilience Merger Corp. (the “Company”), announced today the pricing of its initial public offering of 35,000,000 Global Resilience Aligned Initial Listing securities (“GRAIL securities”) at a price of $10.00 per GRAIL security. The GRAIL securities will be listed on the Nasdaq Global Market and trade under the ticker symbol “GCGRU” with trading expected to begin on April 30, 2026. Each GRAIL security consists of one Class A ordinary share of the Company and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at a price of $11.50 per share, subject to certain adjustments. Once the securities comprising the GRAIL securities begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the Nasdaq Global Market under the symbols “GCGR” and “GCGRW,” respectively.

The offering is expected to close on May 1, 2026, subject to customary closing conditions.

Citigroup Global Markets Inc. is acting as sole book-running manager for the offering and Academy Securities, Inc. is acting as co-manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 5,250,000 GRAIL securities at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: 800-831-9146.

The registration statement relating to the securities sold in the initial public offering was declared effective on April 29, 2026 by the U.S. Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About General Catalyst Global Resilience Merger Corp.

General Catalyst Global Resilience Merger Corp. is a newly organized blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

While the Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company, it intends to focus on Global Resilience sectors, including aerospace and defense, national security, industrials and manufacturing, and other associated opportunities. The Company believes that its Global Resilience Aligned Initial Listing structure, or GRAIL structure, reflects its core values and will attract high quality partners seeking a disciplined and aligned path to the public markets.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds of the initial public offering and the simultaneous private placement. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Contact/Media Contact: gcgr@generalcatalyst.com